Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Lucas Binder | VP Business Development and Investor Communication
Binder.Lucas@ORBCOMM.com
703.433.6505

Contact:
Emily Shanklin | Director, Marketing and Communications
media@SpaceX.com
310.363.6733

ORBCOMM AND SPACEX REACH DEAL TO LAUNCH SATELLITE CONSTELLATION

Fort Lee, NJ (September 3, 2009) — ORBCOMM Inc. (Nasdaq: ORBC) and Space Exploration Technologies Corp. (SpaceX) announce they have reached an agreement for SpaceX to launch 18 ORBCOMM Generation 2 (OG2) satellites to begin as early as the fourth quarter of 2010 through 2014. SpaceX will deliver ORBCOMM’s second-generation satellites into low Earth orbit (LEO) for the purpose of supporting ORBCOMM’s existing constellation of satellites, adding new features, and growing its global Machine-to-Machine (M2M) and Automatic Identification System (AIS) offerings.

Each new satellite will be equipped with an enhanced communication payload designed to increase subscriber capacity for M2M communication by up to 12 times over the current satellite constellation, increase message sizes, and include AIS detection capability.

SpaceX plans to launch the second-generation satellites on multiple Falcon 1e launch vehicles, an enhanced version of SpaceX’s Falcon 1 launch vehicle. Most recently, Falcon 1 successfully delivered the RazakSAT satellite to orbit for ATSB of Malaysia. Designed from the ground up by SpaceX, the Falcon 1e has upgraded propulsion, structures and avionics systems in order to further improve reliability and mass-to-orbit capability.

“ORBCOMM has chosen SpaceX as a launch solution that meets ORBCOMM’s current requirements and potential future launch needs,” said Marc Eisenberg, Chief Executive Officer of ORBCOMM. “Through this agreement ORBCOMM has a strategic launch partner that provides a valuable solution now and in the future.

“SpaceX is pleased to be ORBCOMM’s choice for these important missions,” said Gwynne Shotwell, President of SpaceX. “By leveraging the flight-proven architecture of the Falcon 1 launch vehicle, the Falcon 1e will provide the OG2 satellites with a highly reliable and cost-effective ride to orbit.”

About ORBCOMM

ORBCOMM is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include Caterpillar Inc., Doosan Infracore America, General Electric, Hitachi Construction Machinery, Hyundai Heavy Industries, Komatsu Ltd., Manitowoc Crane Companies, Inc., and Volvo Construction Equipment among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure, ORBCOMM’s low-cost and reliable two-way data communications track, monitor and control mobile and fixed assets in four core markets: commercial transportation; heavy equipment; industrial fixed assets; and marine/homeland security. ORBCOMM-based products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets. ORBCOMM is headquartered in Fort Lee, New Jersey and has its network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.

About SpaceX

SpaceX is developing a family of launch vehicles and spacecraft intended to increase the reliability and reduce the cost of both manned and unmanned space transportation, ultimately by a factor of ten. With the Falcon 1 and Falcon 9 vehicles, SpaceX offers highly reliable/cost-efficient launch capabilities for spacecraft insertion into any orbital altitude and inclination. Starting in 2010, SpaceX’s Dragon spacecraft will provide Earth-to-LEO transport of pressurized and unpressurized cargo, including resupply to the International Space Station (ISS).

Founded in 2002, SpaceX is a private company owned by management and employees, with minority investments from Founders Fund and DFJ. The SpaceX team now numbers over 800, with corporate headquarters in Hawthorne, California. For more information, please visit the company’s web site at www.spacex.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of global recession and continued worldwide credit and capital constraints; substantial losses we have incurred and expect to continue to incur; demand for and market acceptance of our products and services and the applications developed by our resellers; loss or decline or slowdown in the growth in business from the Asset Intelligence division of General Electric Company (“GE” or “General Electric” or “GEAI”), other value-added resellers or VARs and international value-added resellers or IVARs; loss or decline or slowdown in growth in business of any of the specific industry sectors the Company serves, such as transportation, heavy equipment, fixed assets and maritime; litigation proceedings; technological changes, pricing pressures and other competitive factors; the inability of our international resellers to develop markets outside the United States; market acceptance and success of our AIS business; the in-orbit satellite failure of the Coast Guard demonstration or the quick-launch satellites, satellite launch and construction delays and cost overruns and in-orbit satellite failures or reduced performance; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events; our inability to renew or expand our satellite constellation; political, legal regulatory, government administrative and economic conditions and developments in the United States and other countries and territories in which we operate; and changes in our business strategy; and the other risks described in our filings with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more detail on these and other risks, please see our “Risk Factors” section in our annual report on Form 10-K for the year ended December 31, 2008.

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